EXHIBIT 23
                                                                      ----------

KPMG Peat Marwick LLP

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-80135 and Form S-8 No. 33-97566) of Applied Science and Technology, Inc. of our report dated July 30, 1997 except as to note 16, which is as of September 3, 1997, relating to the consolidated balance sheets of Applied Science and Technology, Inc. and Subsidiaries as of June 28, 1997 and June 29, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 28, 1997 which report appears in the June 28, 1997, annual report on Form 10-K of Applied Science and Technology, Inc.



                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------
                                                       KPMG Peat Marwick LLP



Boston, Massachusetts
September 26, 1997